EXHIBITS TO BE FILED BY EDGAR



               Exhibits:

                              F-1 -     Opinion   of  Berlack,   Israels  &
                                        Liberman LLP

                              F-2 - Opinion of Ballard Spahr Andrews & Ingersoll